Exhibit 10.2

                               SPLIT-OFF AGREEMENT

         This Split-Off Agreement (this "Agreement"), dated as of December 20, 2002, by and between Laid Back Enterprises, Inc., an Oklahoma corporation ("Laid Back") LBE Transition, Inc., an Oklahoma corporation ("LBE") which as of the date of this agreement is a wholly owned subsidiary of Laid Back and Max Colclasure and Ronald Hurt, individual shareholders of Laid Back exchanging all or a substantial portion of their shares of Laid Back for all the shares of LBE ("Distribution Shareholders").

                                    RECITALS

         Whereas, Laid Back desires to separate its several businesses comprised of gift design and merchandising from gift inventory liquidations, both of which have been continuously engaged in their respective businesses for substantially more than five years, into independent companies; and

         Whereas, such separation will allow the separate companies to do business with each other's competitors, allow management to focus on their respective businesses and enhance access to financing by allowing banks and the financial community to focus separately on the respective businesses; and

         Whereas, Laid Back intends to split-off through a Distribution to the Distribution Shareholders all of the outstanding capital stock of LBE in exchange for a substantial portion of the Distribution Shareholders' shares in Laid Back, said Distribution Shareholders having continuously held their shares in Laid Back for substantially more than five year, thereby terminating the parent-subsidiary relationship that has existed between the two companies; and

         Whereas, such Distribution is intended to qualify as a split-off under ss.368(d) of the Code; and

         Whereas, Laid Back, LBE and the Distribution Shareholders have determined that it is necessary and desirable to set forth certain agreements that will govern certain matters relating to the Distribution.

         Therefore, in consideration of the mutual agreements, provisions and covenants contained in this agreement, the parties to it agree as follows:

                                    AGREEMENT

The parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

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Split-Off Agreement                                                 Page 1 of 13
Date: June 10, 2004

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         1.1  "Administrative Services Agreement" means the Administrative
Services Agreement dated the date of this agreement and entered into between Laid Back and LBE.

         1.2 "Affiliate" means the term "affiliate" as defined in Regulation 12b-2 under the Exchange Act.

         1.3 "Ancillary Agreements" means the Tax Sharing Agreement, the Administrative Services Agreement and any other agreement entered into between the parties to this agreement on or prior to the Distribution Date, the terms of which are to be effective after the Distribution Date.

         1.4  "Code" means the Internal Revenue Code of 1986, as amended.

         1.5  "Commission" means the Securities and Exchange Commission.

         1.6 "Distribution" means the distribution to the Distribution Shareholders of the shares of LBE common stock owned by Laid Back on the Distribution Date.

         1.7 "Distribution Date" means the close of business on the date determined by the Laid Back Board as of which the Distribution shall be effected.

         1.8 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor legislation.

         1.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.10 "Form 10" means the registration statement on Form 10 filed by Laid Back with the Commission to effect the registration of Laid Back's common stock pursuant to the Exchange Act after the Distribution.

         1.11 "Information Statement" means the information statement to be sent to the holders of Laid Back Stock in connection with the Distribution.

         1.12 "Insurance Proceeds" means those monies (i) received by an insured from an insurance carrier, or (ii) paid by an insurance carrier on behalf of the insured, in either case net of any applicable premium adjustments (including reserves), retrospectively rated premium adjustments, deductibles, retentions, or costs paid by such insured.

         1.13 "IRS" means the Internal Revenue Service.

         1.14 "Laid Back Board" means the board of directors of Laid Back.

         1.15 "Laid Back Stock" means the common stock of Laid Back.

         1.16 "LBE Common Stock" means the common stock of LBE.

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Split-Off Agreement                                                 Page 2 of 13
Date: June 10, 2004

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         1.17 "Liabilities" means any and all debts, losses, liabilities, claims, damages, obligations, payments, costs and expenses, absolute or contingent, mature or not mature, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this agreement), including all attorney's fees, costs and expenses relating to them, and including, without limitation, those debts, losses, liabilities, claims, damages, obligations, payments, costs and expenses, arising under any law, rule, regulation, action, threatened action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

         1.18 "OTC-BB" means the National Association of Securities Dealers Over the Counter Bulletin Board quotation system.

         1.19 "Record Date" means the close of business on the date to be determined by the Laid Back Board as the record date for the Distribution.

         1.20 "Tax Sharing Agreement" means the tax sharing agreement, dated the date of this agreement, entered into between Laid Back and LBE.

                                   ARTICLE II
                                THE DISTRIBUTION

         2.01     The Distribution.

                  (a) Laid Back, LBE and the Distribution Shareholders agree that based upon an independent third party evaluation of the value of Laid Back, including LBE by The Hughes Group, the valuation of the respective companies is as follows:

                  Laid Back                          $   400,071        29%
                  LBE                                $   971,763        71
                                                     ===========       ====
                  Total                              $ 1,371,834       100%

         Further, the current shares issued and outstanding of Laid Back are as follows:

                  Colclasure                         2,947,289           64.72%
                  Hurt                                 292,218            6.42
                  Minority Shareholders              1,314,303           28.86
                                                     =========         =======
                  Total                              4,553,810         100.00%

         Based upon the expert opinion by the Hughes Group that a minority discount of 25% is appropriate to apply to the valuation for the interests held by the Shareholders of Laid Back who are not the Distribution Shareholders and who will retain their shares in Laid Back, the parties agree that the following shares of the Distribution Shareholders shall be exchanged for all of the LBE Common Stock shares used for the Distribution:


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Split-Off Agreement                                                 Page 3 of 13
Date: June 10, 2004

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                  Shareholder         Distribution Shares        Retained Shares
                  -----------         -------------------        ---------------
                  Minority Shares              -0-                  1,314,303
                  Colclasure               2,490,875                  456,414
                  Hurt                       292,218                    -0-

                  (b) On the Distribution Date, Laid Back will deliver to the Distribution Shareholders stock certificates, endorsed by Laid Back in blank, representing, in the aggregate, all of the issued and outstanding shares of LBE Common Stock in exchange for the delivery of the certificates representing the Distribution shares set forth in (a) above by the Distribution Shareholders, endorsed in blank. The shares of LBE Common Stock shall be reissued to the Distribution Shareholders in proportion to their respective Distribution shares in exchange for the delivery of their Laid Back shares. All of the shares of LBE so distributed shall be fully paid, nonassessable and free of preemptive rights.

         2.02     Cooperation Prior to the Distribution.

                  (a) Laid Back and LBE shall prepare, and Laid Back shall promptly mail to the holders of Laid Back stock as of the Record Date, the Information Statement, which shall set forth appropriate disclosures concerning LBE, the Distribution and other matters.

                  (b) Laid Back and LBE shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States, in connection with the transactions contemplated by this agreement and the Ancillary Agreements.

                  (c) Laid Back with LBE's cooperation shall prepare and Laid Back shall file following the Distribution an application to authorize the Laid Back common stock for quotation on the OTC-BB.

         2.03 Conditions to Distribution. This agreement and the consummation of each of the transactions provided for in this agreement shall be subject to approval of the Laid Back Board and a majority vote of the Laid Back Stock in favor of the Distribution. The Laid Back Board shall in its discretion establish the Record Date and the Distribution Date and all appropriate procedures in connection with the Distribution, but in no event shall the Distribution Date occur prior to such time as all of the following have occurred: (i) the Laid Back Board has formally approved the Distribution; (ii) the approval of the proposed transaction by a majority of the Laid Back shareholders; and (iii) the transactions contemplated by Article III shall have been consummated in all material respects; provided that the satisfaction of such conditions shall not create any obligation on the part of Laid Back or any other party to this agreement to effect the Distribution or in any way limit Laid Back's power of termination set forth in Section 6.08 or alter the consequences of any such termination from those specified in such Section.


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Split-Off Agreement                                                 Page 4 of 13
Date: June 10, 2004

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         2.04     Certain Post-Distribution Transactions.

                  (a) LBE shall comply with each representation and statement made, or to be made, to any taxing authority in connection with any ruling obtained, or to be obtained, by Laid Back and/or LBE, from any taxing authority with respect to the transactions contemplated by this agreement.

                  (b) Laid Back shall from time to time after the Distribution Date, and without additional consideration, execute such deeds, assignments and other instruments of conveyance as may be necessary or advisable to transfer or confirm legal, record ownership of assets (both real and personal) used by LBE in its businesses to or in LBE.

                  (c) Laid Back and LBE may from time to time find it desirable to combine and/or coordinate the purchase of various types of insurance from third party insurers. Should Laid Back and LBE desire to combine and/or coordinate the purchase of insurance, it shall be done in such a way that is beneficial to both parties and would require each party to hold each other harmless from any and all Liabilities of whatever type that might arise out of the respective party's operations.

                  (d) Laid Back with LBE's cooperation shall also prepare, and Laid Back shall file with the Commission, the Form 10, which shall include such information as is necessary to cause the Form 10 to become effective under the Exchange Act as soon as practicable.

                                   ARTICLE III
                    TRANSACTIONS RELATING TO THE DISTRIBUTION

         3.01     Allocation of Liabilities between Laid Back and LBE.

                  (a) As of the Distribution Date, or as soon as possible after, LBE will become the obligor or guarantor, as applicable, of the Liabilities associated with the businesses being conducted by LBE and identified in Exhibit A to this agreement, replacing Laid Back in such capacity. LBE shall assume liability for all of the Liabilities identified in Exhibit A, and indemnifies Laid Back and holds Laid Back harmless from all Liabilities resulting from them pursuant to the provisions of Article IV.

                  (b) All intercompany account balances between Laid Back and LBE for transactions occurring prior to the Distribution Date shall be settled by a payment in cash on or shortly after the Distribution Date.

         3.02 Satisfaction of Any Claims Against Laid Back. LBE agrees that, except as provided in the tax sharing agreement, the making of the reconciliation and assumptions described in Section 3.01 by the parties shall be in complete satisfaction of any claim which a party might otherwise have against the other as parent or shareholder by reason of dividends or tax benefits paid or made available between them at any time prior to the Distribution.


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Split-Off Agreement                                                 Page 5 of 13
Date: June 10, 2004

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         3.03     Ancillary Agreements. On or prior to the date of this
agreement, Laid Back and LBE shall execute and deliver each Ancillary Agreement to which it is a party.

         3.04     Employee Benefit Plans.

                  (a) Prior to the date hereof, Laid Back established its 401(k) Plan to provide benefits to current, former and future employees (and their dependents and beneficiaries) of Laid Back and any Laid Back subsidiaries (collectively, the "Laid Back beneficiaries"), including to the current, former and future employees (and their dependents and beneficiaries) of LBE (collectively, the "LBE beneficiaries"). Laid Back will, prior to the Distribution Date, transfer to LBE and LBE shall assume responsibility for the 401(k) Plan, provided that LBE shall have no responsibility for benefits under such plan for Laid Back employees who do not become LBE employees on and after the Distribution Date.

                  (b) The Laid Back 401(k) Plan contains funds attributable to certain individuals who will become employees of LBE. On the date which follows by at least 30 days the filings of IRS Forms 5310 by the Laid Back 401(k) Plan, Laid Back shall cause the trust established under the Laid Back 401 (k) Plan (the "plan trust") to divide the assets of the Laid Back 401(k) Plan in the same ratio that the projected benefit obligation for LBE employees bears to the total projected benefits obligations for all participants in the Laid Back 401(k) Plan, and as so divided, to transfer such assets attributable to LBE employees to a 401(k) plan to be established for LBE. Such assets shall consist of cash, stocks and bonds.

                  (c) LBE shall retain or assume, as the case may be, all obligations to all LBE beneficiaries under the 401(k) Plan participants, whether arising before or after the Distribution Date, and shall indemnify and hold Laid Back harmless against any and all such Liabilities. Expenses incurred in consummating the transactions and transfers described in this Section 3.04 shall be borne ratably by Laid Back and LBE, based upon the number of their respective employees.

                  (d) Laid Back and LBE shall, in connection with the transactions and transfers described in this Section 3.04 and at LBE's expense, cooperate in making any and all appropriate filings required under the Code or ERISA, and the regulations under them, and any applicable securities laws, and take all such action as may be necessary to cause such transactions and transfers to take place on or as soon as practicable after the Distribution Date.

                  (e) As of the Distribution Date, LBE shall assume or retain, as the case may be, sole responsibility for all Liabilities and obligations, if any, of Laid Back with respect to claims made by LBE employees relating to any employer liability or obligation not otherwise provided for in this agreement, as well as with respect to any employee benefit or payment to a LBE employee not otherwise provided for in this agreement. To the extent not otherwise provided in this agreement, Laid Back and LBE shall take such action as is necessary to effect an adjustment to the books of Laid Back and of LBE so that, as of the Distribution Date, the prepaid expense balances and accrued employee liabilities with respect to any employee liability or

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Split-Off Agreement                                                 Page 6 of 13
Date: June 10, 2004

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         obligation assumed or retained as of the Distribution Date by LBE is appropriately reflected on its respective balance sheets as of the Distribution Date. To the extent that Laid Back pay for any claim, expense, Liability or obligation in respect of a LBE employee not otherwise provided for in this agreement, LBE shall reimburse Laid Back as of the Distribution Date, to the extent not previously reimbursed.

         3.05 The LBE Board. LBE and Laid Back shall take all actions which may be required to elect or otherwise appoint, on or prior to the Distribution Date, the following persons as directors of LBE:
              Max Colclasure
              Ronald Hurt

         3.06 LBE Certificate and Bylaws. Prior to the Distribution Date, (a) the board of directors of LBE shall (1) approve the Certificate of Incorporation of LBE and all amendments to it, substantially in the form of Exhibit A to the Information Statement, to be in effect at the Distribution Date and shall file the same with the Secretary of State of the State of Oklahoma and (2) adopt the bylaws of LBE substantially in the form of Exhibit B to the Information Statement, to be in effect at the Distribution Date, and (b) Laid Back, as sole shareholder of LBE, shall approve such Certificate of Incorporation and all amendments to it.

         3.07 Laid Back Name Change. On the Distribution Date, Laid Back shall amend its Certificate of Incorporation to change the name to Gift Liquidators, Inc.

         3.08 Stock Transfer Agent. Laid Back currently acts as transfer agent and registrar for the common stock of Laid Back. Effective as of the Distribution Date, a new independent transafer agent will assume the responsibility of acting as transfer agent and registrar for the common stock of Laid Back (to be renamed Gift Liquidators, Inc. after the Distribution Date) Laid Back shall comply with all applicable laws, rules and regulations with regard to performing those functions. LBE shall assist Laid Back until such time as the transfer agent has been appointed.

                                   ARTICLE IV
                                 INDEMNIFICATION

         4.01 Indemnification by Laid Back. Except as otherwise set forth in the tax sharing agreement, Laid Back shall indemnify, defend and hold harmless LBE and its respective directors, officers and employees and each of the heirs, executors, administrators, personal representatives, successors and assigns of any of the foregoing (the "LBE indemnitees") from and against any and all Liabilities of the LBE indemnitees arising out of or due to the failure or alleged failure of Laid Back or any of its Affiliates to pay, perform or otherwise discharge in due course any item set forth in this Agreement.

         4.02 Indemnification by LBE. Except as otherwise set forth in the tax sharing agreement, LBE shall indemnify, defend and hold harmless Laid Back and its respective directors, officers and employees and each of the heirs, executors, administrators, personal representatives, successors and assigns of any of the foregoing (the "Laid Back indemnitees") from and against any and all

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Split-Off Agreement                                                 Page 7 of 13
Date: June 10, 2004

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Liabilities of the Laid Back indemnitees arising out of or due to the failure or alleged failure of LBE or any of its Affiliates to pay, perform or otherwise discharge in due course any item set forth in this Agreement.

         4.03 Limitations on Indemnification Obligations. The amount which any party (an "indemnifying party") is or may be required to pay to any other party (an "indemnitee") pursuant to Section 4.01 or Section 4.02 shall be reduced (including, without limitation, retroactively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such indemnitee and actual cash reserves held by or for the benefit of such indemnitee, in reduction of the related liability. If an indemnitee shall have received the payment required by this agreement from an indemnifying party in respect of any liability and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such liability, then such indemnitee shall pay to such indemnifying party a sum equal to the amount of such Insurance Proceeds or other amounts actually received (up to but not in excess of the amount of any indemnity payment made under this Agreement). An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect to it, or, solely by virtue of the indemnification provisions of this Agreement, have any subrogation rights with respect to it, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions appearing in this agreement) by virtue of the indemnification provisions of this Agreement.

         4.04   Procedure for Indemnification.

                  (a) If an indemnitee shall receive notice or otherwise learn of the assertion by a person (including, without limitation, any governmental entity) who is not a party to this agreement or to any of the Ancillary Agreements of any claim or of the commencement by any such person of any action (a "third party claim") with respect to which an indemnifying party may be obligated to provide indemnification pursuant to this agreement, such indemnitee shall give such indemnifying party written notice of it promptly after becoming aware of such third party claim; the failure of any indemnitee to give notice as provided in this Section 4.04 shall not relieve the related indemnifying party of its obligations under this Article IV, except to the extent that such indemnifying party is prejudiced by such failure to give notice. Such notice shall describe the third party claim in reasonable detail and, if ascertainable, shall indicate the amount (estimated if necessary) of the liability that has been or may be sustained by such indemnitee.

                  (b) An indemnifying party may elect to defend or to seek to settle or compromise, at such indemnifying party's own expense and by such indemnifying party's own counsel, any third party claim. Within 30 days of the receipt of notice from an Indemnitee in accordance with
         Section 4.04(a) (or sooner, if the nature of such third party claim requires it), the indemnifying party shall notify the related indemnitee if the indemnifying party elects not to defend or to seek to settle or compromise such third party claim, which election may be made only in the event of a good faith assertion by the indemnifying party that a claim was inappropriately tendered under Section 4.01 or 4.02. Unless an indemnifying party elects not to assume the defense of or to seek to settle or compromise a third party claim, such indemnifying

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Date: June 10, 2004

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         party shall not be liable to such indemnitee under this article IV for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense of it; provided that if the defendants in any such claim include both the indemnifying party and one or more indemnitees, and in any indemnitee's reasonable judgment a conflict of interest between one or more of such indemnitees and such indemnifying party exists in respect of such claim, such indemnitees shall have the right to employ separate counsel to represent such indemnitees and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the indemnifying party) shall be paid by such indemnifying party; and provided further that the indemnifying party shall not be entitled to settle such action or claim on behalf of the indemnitee without the prior written consent of the indemnitee, which consent shall not unreasonably be withheld. For the purposes of this agreement, such consent shall be deemed to be reasonably withheld only if such settlement would, in addition to the payment of money, impose an unreasonable and material burden on the indemnitee, including without limitation a consent judgment or injunction. If an indemnifying party elects not to defend, or elects not to seek to settle or compromise, a third party claim, such indemnitee may defend or seek to compromise or settle such third party claim.

                  (c) If an indemnifying party chooses to defend or to seek to compromise or settle any third party claim, the related indemnitee, at its own expense, shall make available to such indemnifying party any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement or compromise, and shall otherwise cooperate in the defense, settlement or compromise of such third party claims.

                  (d) Notwithstanding anything else in this Section 4.04 to the contrary, neither an indemnifying party nor an indemnitee shall settle or compromise any third party claim unless such settlement or compromise contemplates as an unconditional term of it the giving by such claimant or plaintiff to the indemnitee or the indemnifying party, respectively, of a written release from all liability with respect to such third party claim.

                  (e) Any claim on account of a liability which does not result from a third party claim shall be asserted by written notice given by the indemnitee to the related indemnifying party. Such indemnifying party shall have a period of 30 days after the receipt of such notice within which to respond in writing to it. If such indemnifying party does not respond within such 30 day period, such indemnifying party shall be deemed to have rejected responsibility to make payment. If such indemnifying party does respond in writing within such 30 day period and rejects such claim in whole or in part, or in the event a claim is deemed to have been rejected, such indemnitee shall be free to pursue such remedies as may be available to such party under applicable law.

                  (f) In addition to any adjustments required pursuant to
         Section 4.03, if the amount of any liability shall, at any time subsequent to the payment required by this agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction,

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Date: June 10, 2004

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         less any expenses incurred in connection with them, shall promptly be repaid by the indemnitee to the indemnifying party.

                  (g) Upon the written demand of an indemnitee, an indemnifying party shall reimburse or advance funds to such indemnitee for all Liabilities reasonably incurred by it in connection with investigating or defending any third party claim in advance of its final disposition; provided that such reimbursement need be made only upon delivery to the indemnifying party of an undertaking by such indemnitee to repay all amounts so reimbursed or advanced if it shall ultimately be determined that such Indemnitee is not entitled to indemnification under this
         Article IV or otherwise.

                  (h) In the event of payment by an indemnifying party to any indemnitee in connection with any third party claim, such indemnifying party shall be subrogated to and shall stand in the place of such indemnitee as to any events or circumstances in respect of which such indemnitee may have any right or claim relating to such third party claim against any claimant or plaintiff asserting such third party claim or against any other person. Such indemnitee shall cooperate with such indemnifying party in a reasonable manner, and at the cost and expense of such indemnifying party, in prosecuting, in its name or in the name of the indemnitee, any subrogated right or claim.

         4.05 Remedies Cumulative. The remedies provided in this Article IV shall be cumulative and shall not preclude assertion by any indemnitee of any other rights or the seeking of any and all other remedies against any indemnifying party; provided that all remedies sought or asserted by an Indemnitee against an indemnifying party with respect to a liability shall be limited by and be subject to the provisions of this Article IV.

         4.06 Survival of Indemnities. The obligations of each of (i) Laid Back on the one hand, and (ii) LBE, on the other hand, under this Article IV, shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any loss of the other related to such assets, businesses or Liabilities.

                                    ARTICLE V
                              ACCESS TO INFORMATION

         5.01 Access to Information. From and after the Distribution Date, Laid Back shall afford to LBE and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "information") within Laid Back's possession or under Laid Back's direction or control relating to LBE or Laid Back insofar as such access is reasonably required by LBE. Similarly, LBE shall afford to Laid Back and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to information within LBE's possession or under LBE's direction or control relating to Laid Back or LBE insofar as such access is reasonably required by Laid Back.

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Date: June 10, 2004

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Information may be requested under this article V for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this agreement the Ancillary Agreements and the transactions contemplated hereby and thereby. Except as otherwise provided herein, Laid Back and LBE shall retain and keep confidential all information relating to the other party. The confidentiality obligation contained in this agreement shall not apply to information which (i) is not confidential at the time it is obtained by the party, (ii) becomes available to the party, through no fault of that party's employees, agents, successors or assigns under this agreement, from a third party source having no requirement of confidentiality to the other party to this agreement, (iii) falls into the public domain through no fault of the party, or
(iv) is required to be disclosed by law or to a governmental agency.

         5.02 Retention of Records. Except as otherwise agreed to in writing, each of Laid Back and LBE shall retain for a period of at least seven years, all information relating to the other; provided that after the expiration of such period, such information shall not be destroyed or otherwise disposed of at any time, except as otherwise provided in the Administrative Services Agreement.

         5.03 Production of Witnesses. At all times from and after the Distribution Date, each of Laid Back and LBE shall use reasonable efforts to make available to the other upon written request, its officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.01 Complete Agreement; Construction. This agreement, including any schedules and exhibits and the Ancillary Agreements and other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this agreement and the provisions of the tax sharing agreement or the Administrative Services Agreement, the provisions of the tax sharing agreement or the Administrative Services Agreement shall control.

         6.02 Survival of Agreements. Except as otherwise contemplated by this agreement, all covenants and agreements of the parties contained in this agreement shall survive the Distribution Date.

         6.03 Expenses. Except as otherwise set forth in this agreement or any Ancillary Agreement, all costs and expenses arising prior to the Distribution Date (whether or not then payable) in connection with the consummation of the transactions contemplated by this agreement other than (i) the fees and expenses of any counsel, (ii) costs incurred in connection with any financing arrangements entered into by LBE, and (iii) fees of the National Association of Securities Dealers, Inc. incurred with respect to the authorization for quotation of the Laid Back corporate stock, all of which shall be paid by Laid

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Split-Off Agreement                                                Page 11 of 13
Date: June 10, 2004

Back to the extent that appropriate documentation concerning such costs and expenses shall be provided to Laid Back. Such costs and expenses shall include, without limitation, printing costs and other expenses related to the preparation, printing and Distribution of the information statement.

         6.04 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, without regard to the principles of conflicts of laws of it.

         6.05 Notices. All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

              To Laid Back:   4020 Will Rogers Parkway, Suite 300
                              Oklahoma City, Oklahoma 73108
                              Attn: Ronald Hurt

              To LBE:         4020 Will Rogers Parkway, Suite 700
                              Oklahoma City, Oklahoma 73108
                              Attn: Max Colclasure

         6.06 Amendments. This agreement may not be modified or amended except by an agreement in writing signed by both parties hereto.

         6.07 Successors and Assigns. This agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         6.08 Termination. This agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the Laid Back Board without the approval of LBE, or of Laid Back shareholders. In the event of such termination, no party shall have any liability of any kind to any other party except that expenses incurred in connection with the transactions contemplated hereby shall be paid as provided in Section 6.04.

         6.09 No Third-Party Beneficiaries. Except for the provisions of Article IV relating to indemnitees, this agreement is solely for the benefit of the parties to it and their respective Affiliates and shall not be deemed to confer upon third parties any remedy, claim, reimbursement, claim of action or other right in excess of those existing without reference to this agreement.

         6.10 Titles and Headings. Titles and headings to sections in this agreement are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this agreement.

         6.12 Legal Enforceability. Any provision of this agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of

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Split-Off Agreement                                                Page 12 of 13
Date: June 10, 2004
it. Any such prohibition or unenforceability shall not invalidate or render unenforceable such provision or remedies otherwise available to any party to this agreement. Without prejudice to any rights or remedies otherwise available to any party to this agreement, each party to this agreement acknowledges that damages would be inadequate remedy for any breach of the provisions of this agreement and agrees that the obligations of the parties under this agreement shall be specifically enforceable.

         In witness, the parties have caused this agreement to be duly executed as of the day and year first written above.

"Laid Back"                                    Laid Back Enterprises, Inc.,
                                               an Oklahoma corporation


                                            By:  /s/  Ronald Hurt
                                               ---------------------------------
                                                      Ronald Hurt,
                                                      Executive Vice President

"LBE"                                          LBE Transition, Inc., an Oklahoma
                                               corporation


                                            By:  /s/  Max Colclasure
                                               ---------------------------------
                                                      Max Colclasure, President


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Split-Off Agreement                                                Page 13 of 13
Date: June 10, 2004